Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura Crowley

Director of Investor Relations and Public Relations

SYNNEX Corporation

(510) 668-3715

laurack@synnex.com

SYNNEX Corporation Reports 2007 Third Quarter Results

FREMONT, CA—September 24, 2007—SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the third quarter ended August 31, 2007.

Revenues were $1.76 billion, exceeding the Company’s guidance of $1.70 to $1.75 billion and an increase of 11% compared to $1.59 billion for the quarter ended August 31, 2006.

On a GAAP basis, net income for the third quarter was $14.4 million, or $0.44 per diluted share, compared with $13.8 million, or $0.43 per diluted share in the prior year quarter.

On a non-GAAP basis, net income for the third quarter was $15.0 million, or $0.46 per diluted share, also at the high end of the Company’s stated guidance for the quarter. Non-GAAP net income is adjusted to exclude a one-time third quarter restructuring charge of $1.7 million, net of tax, and a one-time benefit of a $1.1 million reduction in income tax expense, both described below. As noted in the Company’s second quarter earnings press release dated June 25, 2007, the Company provided net income guidance in the range of $14.5 to $15.2 million or $0.44 to $0.46 per diluted share, excluding the charge for the previously announced third quarter restructuring of its Canadian operations.

“The strong revenue and gross margin improvement reflects the healthy growth of our core distribution operations as well as our other business process services,” stated Robert T. Huang, President and Chief Executive Officer. “The Company’s strategy to expand our business process services is working. Looking forward, SYNNEX is poised to capitalize on our increasing momentum.”

During the third quarter, the Company recorded a charge of $2.7 million, or $1.7 million net of tax, for the restructuring and consolidation of its Canadian operations as a result of the acquisition of the Redmond Group of Companies (RGC) and the purchase of its logistics facility in Guelph, Canada, during the second quarter of fiscal 2007. The Company also benefited from a one-time $1.1 million reduction in income tax expense resulting from the conclusion of an income tax audit. Both of these items are excluded from the Company’s third quarter 2007 non-GAAP statement of operations and non-GAAP diluted earnings per share (EPS).

On March 5, 2007, SYNNEX Canada completed the purchase of a logistics facility in Guelph, Canada. On May 1, 2007, SYNNEX Canada completed its acquisition of RGC. As a result, the Company is in the process of restructuring its Canadian operations and consolidating certain of its various Canadian logistics facilities. Within the reported results of the third quarter of fiscal 2007, the Company incurred approximately $0.02 on a diluted earnings per share basis in redundant costs. These costs are associated with the transition and ramp-up in operations to the new facility from the previously existing facilities which are being closed. These costs are not included as part of the restructuring charge. The Company expects to incur approximately $0.02 on a diluted earnings per share basis of similar expenses in the Company’s fourth quarter. This amount is factored into the fourth quarter outlook contained in this press release.

The following table, prepared in $000’s, reconciles the third quarter of fiscal 2007 non-GAAP income from operations before non-operating items and income taxes, non-GAAP income before income taxes and minority interest, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP diluted earnings per share to the Company’s attached statement of operations prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP):

	Q3 2007 GAAP	Non-GAAP Adjustments		Q3 2007 Non-GAAP
		Restructuring costs	Tax Item
Revenue	$1,760,360			$1,760,360
Cost of revenue	1,669,134			1,669,134

Gross profit	91,226			91,226
Selling, general & administrative expenses	63,960			63,960
Restructuring charge	2,744	(2,744)		—

Income from operations before non-operating items and income taxes	24,522	2,744		27,266
Interest expense and finance charges, net	3,472			3,472
Other (income) expense, net	132			132

Income before income taxes and minority interest	20,918	2,744		23,662
Provision for income taxes	6,452	996	1,135	8,583
Minority interest in subsidiary	70			70

Net income	$14,396	$1,748	$(1,135)	$15,009

Diluted EPS	$0.44	$0.05	$(0.03)	$0.46

Diluted weighted-average common shares outstanding (000’s)	32,742			32,742

The non-GAAP data contained in this press release are included with the intention of providing investors an additional tool in evaluating the Company’s operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Third Quarter Financial Highlights:

•	Income from operations, before restructuring charges, was $27.3 million, or 1.55% of revenues, versus $23.5 million, or 1.48% of revenues in the prior year third quarter.

•	Depreciation and amortization were $2.6 million and $1.8 million, respectively.

•	Capital expenditures were $2.9 million.

•

Off-balance sheet borrowings under the Company’s accounts receivable securitization program totaled approximately $93.2 million as of August 31, 2007, compared to $243.7 million for the quarter ended August 31, 2006 when both the U.S. and Canadian securitization programs received off-balance sheet accounting treatment. During the first quarter of fiscal 2007, the Company amended the terms of its U.S. accounts receivable securitization program, which resulted in the Company accounting for this U.S. transaction as an on-balance sheet borrowing, leaving only the SYNNEX Canada accounts receivable securitization program as off-balance sheet borrowing under GAAP.

Fourth Quarter Fiscal 2007 Outlook:

The following statements are based on the Company’s current expectations for the fourth quarter of fiscal 2007. These statements are forward-looking and actual results may differ materially.

•	Revenues are expected to be in the range of $1.875 billion to $1.925 billion.

•	Net income is expected to be in the range of $17.2 million to $17.9 million.

•	Diluted earnings per share are expected to be in the range of $0.52 to $0.54.

The calculation of diluted earnings per share for the fourth quarter of fiscal 2007 is based on an approximate weighted-average diluted share count of approximately 33.2 million.

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PDT). A webcast of the call will be available at http://ir.synnex.com. The conference call can be accessed by dialing 866-814-1916 in North America or 703-639-1360 outside North America. The confirmation code for the call is 1142508. A replay of the conference call will be available at http://ir.synnex.com approximately two hours after the conference call has concluded and will be archived until October 8, 2007.

About SYNNEX

Founded in 1980, SYNNEX Corporation, a Fortune 500 company, is a leading business process services company offering a comprehensive range of services to original equipment manufacturers, software publishers and reseller customers worldwide. SYNNEX’ service offering includes product distribution, logistics services, business process outsourcing and contract assembly. SYNNEX’ vendor base includes the leading industry suppliers of IT systems, peripherals, system components, software and networking equipment. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information

To supplement the financial results presented in accordance with GAAP, SYNNEX uses the following non-GAAP financial measures: non-GAAP income from operations before non-operating items and income taxes, non-GAAP income before income taxes and minority interest, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP diluted earnings per share, (in aggregate, termed non-GAAP statement of operations.) These measures are non-GAAP. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

SYNNEX management uses each of the non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the Company and investors to review, as applicable, both GAAP information, which includes Canadian restructuring charges and benefit from the income tax audit, and the non-GAAP measures, which excludes this information because of its one-time nature, in order to assess the performance of the Company’s continuing businesses and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

•

Canadian restructuring charges: The Company incurred significant charges during the third quarter of fiscal 2007 in connection with the acquisition of Canadian based RGC and the closure and consolidation of several of its facilitates in Canada that would not have otherwise been incurred. The restructuring charges primarily consisted of facilities exit expenses, employee termination benefits and other related costs. The Company believes that it is useful for investors to understand the effect of these expenses on the overall cost structure of the Company. Although restructuring charges are not recurring with respect to past acquisitions, the Company may incur these types of charges from time to time in connection with future acquisitions and consolidations of operations after extended periods of growth.

•

Canadian tax benefit: The Company excluded a one-time benefit from its non-GAAP net income resulting from an income tax audit of its subsidiary in Canada. This non-GAAP adjustment is intended to exclude the tax benefit from the Company’s net income results thereby reducing its non-GAAP profitability. The Company believes this exclusion helps investors to compare and analyze the Company’s current financial results and specifically its effective income tax rate.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our strategy to develop a successful BPO and services business, expectations of our revenues, net income and earnings per share for the fourth quarter of fiscal 2007, the consolidation of our Canadian facilities and the related expenses and impact on our earnings per share, the anticipated benefits to our management, investors and analysts of our non-GAAP financial measures and the purpose of using non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business; risks associated with the consolidation, integration and performance of our recent acquisitions and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended May 31, 2007 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2007 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation

SYNNEX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	August 31, 2007	November 30, 2006
Assets
Current assets:
Cash and cash equivalents	$44,142	$27,881
Short-term investments	16,412	13,271
Accounts receivable, net	603,170	363,437
Receivable from vendors, net	95,846	95,080
Receivable from affiliates	9,553	1,855
Inventories	593,220	594,642
Deferred income taxes	18,729	17,994
Current deferred assets	14,314	13,990
Other current assets	12,141	9,887

Total current assets	1,407,527	1,138,037
Property and equipment, net	58,521	36,698
Goodwill and intangible assets, net	115,430	48,588
Deferred income taxes	6,835	6,716
Long-term deferred assets	106,641	139,111
Other assets	18,362	13,584

Total assets	$1,713,316	$1,382,734

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$257,715	$50,834
Accounts payable	545,591	462,480
Payable to affiliates	68,406	89,831
Accrued liabilities	100,941	81,818
Current deferred liabilities	35,511	29,516
Income taxes payable	7,921	6,693

Total current liabilities	1,016,085	721,172
Long-term borrowings	41,603	47,967
Long-term liabilities	13,520	10,131
Long-term deferred liabilities	67,186	90,686
Deferred income taxes	1,127	1,232

Total liabilities	1,139,521	871,188

Minority interest in subsidiary	717	—

Stockholders’ equity:
Preferred stock	—	—
Common stock	31	30
Additional paid-in-capital	191,173	181,188
Accumulated other comprehensive income	22,603	13,999
Retained earnings	359,271	316,329

Total stockholders’ equity	573,078	511,546

Total liabilities and stockholders’ equity	$1,713,316	$1,382,734

SYNNEX Corporation

Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended August 31, 2007	Three Months Ended August 31, 2006	Nine Months Ended August 31, 2007	Nine Months Ended August 31, 2006
Revenue	$1,760,360	$1,592,204	$5,033,444	$4,605,640
Cost of revenue	1,669,134	1,519,486	4,783,549	4,399,564

Gross profit	91,226	72,718	249,895	206,076
Selling, general and administrative expenses	63,960	49,205	171,874	137,920
Restructuring charges	2,744	—	2,744	—

Income from operations before non-operating items and income taxes	24,522	23,513	75,277	68,156
Interest expense and finance charges, net	3,472	2,743	10,225	12,935
Other (income) expense, net	132	(265)	(930)	(56)

Income before income taxes and minority interest	20,918	21,035	65,982	55,277
Provision for income taxes	6,452	7,015	22,908	19,257
Minority interest in subsidiary	70	241	132	241

Net income	$14,396	$13,779	$42,942	$35,779

Diluted earnings per share	$0.44	$0.43	$1.32	$1.13

Diluted weighted-average common shares outstanding	32,742	31,878	32,502	31,673